UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. 2 )

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐ Definitive Information Statement

AMERICAN STRATEGIC MINERALS CORPORATION
(Name of Registrant as Specified In Its Charter)

Copies to:
Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, NY 10006
Fax: 212-930-9725

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:___________

(2)	Aggregate number of securities to which transaction applies:___________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4)	Proposed maximum aggregate value of transaction:____________

(5)	Total fee paid:____________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:___________
(2) Form, Schedule or Registration Statement No.:___________
(3) Filing Party:___________
(4) Date Filed:___________

AMERICAN STRATEGIC MINERALS CORPORATION
c/o National Corporate Research Ltd.
202 South Minnesota Street
Carson City, NV 89703

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement has been mailed on or about ___________, 2012 to the shareholders of record on________ __, 2012 (the “Record Date”) of American Strategic Minerals Corp, a Nevada corporation (the “Company”), in connection with certain actions to be taken by the written consent by the holders of a majority of the voting power of the outstanding capital stock of the Company, dated as of _______________ __, 2012. The actions to be taken pursuant to the written consent may be taken on or about ______________, 2012, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
/s/ Mark Groussman
Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED __________ __, 2012

To the Company’s Shareholders:

NOTICE IS HEREBY GIVEN that the following actions have been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company dated __________ __, 2012, in lieu of a special meeting of the shareholders.

1.	To amend the Company’s Amended and Restated Articles of Incorporation to change the name of the Company to “Marathon Patent Group, Inc.”

2.
To authorize the board of directors of the Company to amend its Amended and Restated Articles of Incorporation to effectuate a two (2) for three (3) reverse split of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the record date of ________ __, 2012 (the “Record Date”), the Company's authorized capitalization consisted of 200,000,000 shares of Common Stock, of which 33,012,152 shares were issued and outstanding and 50,000,000 shares of Preferred Stock authorized, of which none is issued and outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.   However, because shareholders holding a majority of the voting rights of all outstanding shares of common stock as of ________ __, 2012 have voted in favor of the foregoing actions by resolution dated _______ __, 2012, no other shareholder consents will be solicited in connection with this Information Statement.

Shareholders of record on the Record Date, will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the amendment changing the Company’s name will be effected on or about the close of business on ________________, 2012 and that the amendment effectuating the reverse split will be taken, if at all, on or before September 30, 2013.

This Information Statement will serve as written notice to shareholders pursuant to Section 78.370 of the Nevada Revised Statutes.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company's shareholders as of the Record Date of certain corporate actions expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company’s outstanding common stock.

Shareholders holding a majority of the voting power of the Company's outstanding stock voted in favor of the corporate matters outlined in this Information Statement, consisting of the amendments to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to: (i) authorize the board of directors of the Company to effectuate a two (2) for three (3) reverse split of the Company’s shares of Common Stock (the “Reverse Split”), and (ii) change the name of the Company to “Marathon Patent Group, Inc.” (the “Name Change” and  with the Reverse Split, the “Actions”).

Who is Entitled to Notice?

Each outstanding share of Common Stock, as of the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of stock voted in favor of the Actions.

 What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the Actions consists of the vote of the holders of a majority of the voting power of the outstanding capital stock comprised of the holders of the Company’s outstanding Common Stock, each of whom is entitled to one vote per share.  As of the Record Date, there were 33,012,152 shares of Common Stock issued and outstanding.

What Corporate Matters Will the Shareholders Vote For, and How Will They Vote?

Shareholders holding a majority of the voting power of the Company’s outstanding stock have voted in favor of the following Actions:

1.	To amend the Company’s Amended and Restated Articles of Incorporation to change the name of the Company to “Marathon Patent Group, Inc.”

2.
To authorize the board of directors to amend the Company’s Amended and Restated Articles of Incorporation to effectuate a two (2) for three (3) Reverse Split of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”).

What Vote is Required to Approve the Actions?

The affirmative vote of a majority of the voting power of the shares of the Company’s Common Stock outstanding on the Record Date is required for approval of the Actions. A majority of the voting power of the outstanding shares of Common Stock have voted in favor of the Actions.  The holders who have voted in favor of the Actions comprise four persons named in the beneficial ownership table appearing on the following page, consisting of John Stetson, Barry Honig, Pershing Gold Corporation and Mark Groussman and also include three other persons not named in such table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of ________ __, 2012 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 33,012,152 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

Mark Groussman (1)	3,037,661	9.2%
John Stetson (2) (3)	312,500	*
Joshua Bleak (3) (4)	0	- - -
Stuart Smith (3) (5)	500,000	1.5%
David Rector (3) (6)	0	- - -
Pershing Gold Corporation (7)	7,680,000	23.3%
Barry Honig (8)	3,041,111	9.2%
All executive officers and directors as a group (5 persons)	3,850,161	11.66%

*	Less than one percent.

(1)
Chief Executive Officer of the Company.  Represents 3,037,661 shares of Common Stock held by Melechdavid, Inc.  Does not include warrants to purchase 600,000 shares of Common Stock held by Melechdavid, Inc. The warrants may not be exercised and the holder may not receive shares of Common Stock such that the number of shares of Common Stock held by it and its affiliates after such exercise exceeds 4.99% of the then issued and outstanding shares of Common Stock, unless the Company receives a written waiver of such provision in accordance with the terms of the warrant. The number of shares reflected above is limited accordingly. Mark Groussman is the President of Melechdavid, Inc. and in such capacity holds voting and dispositive power over shares held by such entity.

(2)
President and Chief Operating Officer of the Company.  Represents 75,000 shares of Common Stock held by HS Contrarian Investments LLC and 237,500 shares of Common Stock held by Stetson Capital Investments, Inc.  Mr. Stetson is the managing member of HS Contrarian Investments LLC and the President of Stetson Capital Investments, Inc. and in such capacities is deemed to have voting and dispositive power over shares held by such entities.

(3)	Director of the Company.

(4)	Excludes warrants to purchase 700,000 shares of Common Stock which are not exercisable within 60 days.

(5)	Excludes warrants to purchase 250,000 shares of Common Stock which are not exercisable within 60 days.

(6)
Excludes warrants to purchase 250,000 shares of Common Stock which are not exercisable within 60 days.  Mr. Rector also serves as Director of Pershing Gold Corporation.  Excludes shares held by Pershing Gold Corporation.

(7)
Stephen Alfers is the President and Chief Executive Officer of Pershing Gold Corporation and in such capacity is deemed to have voting and dispositive power over the shares of Common Stock held by Pershing Gold Corporation

(8)
Includes 1,000,000 shares of Common Stock held by GRQ Consultants, Inc. 401(k) and 1,361,111 shares of Common Stock held by GRQ Consultants, Inc.  Barry Honig is the trustee of GRQ Consultants, Inc. 401(k) and the President of GRQ Consultants, Inc. and in such capacities is deemed to have voting and dispositive power over the shares of Common Stock held by such entities.  Mr. Honig also serves as Director of Pershing Gold Corporation.  Excludes shares held by Pershing Gold Corporation.

ACTION I

AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED
ARTICLES OF INCORPORATION TO EFFECT THE NAME CHANGE

The Board of Directors and holders of a majority of the voting power of the Company’s outstanding capital stock have approved an amendment (the “First Amendment”) to the Company’s Articles to change the name of the Company to “Marathon Patent Group, Inc.,” in the form attached hereto as Appendix A.

The Board of Directors believes the Name Change will be in the best interest of the Company as the new name better reflects the long-term strategy and identity of the Company. While the “American Strategic Minerals Corporation” name has served the Company over time, the Company’s management believes this opportunity presented the right timing to change the Company’s name. Management also believes that the new name effectively conveys the Company’s business direction.

To better reflect the Company’s new business direction, the Board of Directors and the majority of the Company’s shareholders determined that the Company should change its name to Marathon Patent Group, Inc.

No Appraisal Rights

Under Nevada law and the Company’s charter documents, holders of the Company’s Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Name Change.

ACTION II

TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECTUATE THE
AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED
ARTICLES OF INCORPORATION TO EFFECT THE REVERSE SPLIT OF COMMON STOCK

The Board of Directors and the holders of a majority of the voting power of the Company’s shareholders have adopted resolutions approving an amendment to the Company’s Articles (the “Reverse Split Amendment”) to effect a Reverse Split of the Company’s issued and outstanding Common Stock (the “Reverse Split”), as described below.

The form of the amendment to the Company’s Articles to effectuate a Reverse Split of the Company’s issued and outstanding Common Stock will be substantially as set forth on Appendix B (subject to any changes required by applicable law). The Reverse Split would permit (but not require) the Company’s Board of Directors to effect a Reverse Split of the Company’s issued and outstanding Common Stock by a ratio of two-for-three within one year of receipt of approval by the shareholders of the Company, provided that the Board of Directors determines to effect the Reverse Split and such amendment is filed with the Secretary of State of Nevada.

The Board of Directors reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its shareholders.  Any fractional shares will be rounded up to the next whole number.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

The Board of Directors is effecting a Reverse Split, with the approval of a majority of the Company’s voting shareholders with the primary intent of increasing the market price of the Company’s Common Stock to make the Common Stock more attractive to a broader range of institutional and other investors.  In addition to potentially increasing the market price of the Common Stock, the Reverse Split would also reduce certain costs, as discussed below. Accordingly, for these and other reasons discussed below, the Company believes that effecting the Reverse Split is in the Company’s and the Company’s shareholders’ best interests.

The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus enhance liquidity.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price of the Common Stock were substantially higher.  This factor may also limit the willingness of institutions to purchase the Common Stock.  The Board of Directors believes that the anticipated higher market price resulting from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock.

Although the Company expects the Reverse Split will result in an increase in the market price of the Common Stock, the Reverse Split may not increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in its reports filed with the Securities and Exchange Commission.  The history of similar reverse stock splits for companies in like circumstances is varied.  If the Reverse Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Procedure for Implementing the Reverse Split

The Reverse Split will become effective upon the filing (the “Effective Time”) of a certificate of amendment (the “Second Amendment”), a form of which is annexed hereto as Appendix B, to the Company’s Articles with the Secretary of State of the State of Nevada. The exact timing of the filing of the Amendment that will effect the Reverse Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and the Company’s shareholders, but may not occur subsequent to the date that shall be one year from the date of approval of the shareholders of the Corporation. In addition, the Company’s Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the Company’s best interest and the best interests of the Company’s shareholders to proceed with the Reverse Split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

Each three (3) shares of Common Stock will be combined into two (2) new shares of Common Stock.  Based on 33,012,152 shares of Common Stock issued and outstanding as of __________, 2012, immediately following the Reverse Split the Company would have approximately 22,008,101 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares).

The Reverse Split will affect all holders of the Company’s Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number. In addition, the Reverse Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, the Company’s Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be quoted on the Over-the-Counter Bulletin Board, subject to any decision of the Company’s Board of Directors to list the Company’s securities on a stock exchange.  However, as a result of the Name Change, it is possible that the Company’s ticker symbol will be changed.

Authorized Shares of Common Stock

The Reverse Split will not change the number of authorized shares of the Common Stock under the Company’s Articles. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Under the Company’s Articles, the Company’s authorized capital stock consists of 200,000,000 shares of Common Stock and 50,000,000 shares of “blank check” preferred stock, par value $0.0001.

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its shareholders. The Reverse Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Split may limit the opportunity for the Company’s shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e., shareholders who hold in street name)

Upon the implementation of the Reverse Split, the Company intends to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding the Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Split. Shareholders who hold shares of the Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of the Company’s Common Stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of the Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, the Company will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Split Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, the Company will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, the Company will round up to the next whole number.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ratio of the Reverse Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company’s treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Split ratio, subject to the Company’s treatment of fractional shares.

Effect on Par Value

The Amendment will not affect the par value of the Company’s Common Stock, which will remain $0.0001 per share.

Accounting Matters
As of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on the Company’s balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of the Company’s Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold the Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold the Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a shareholder generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Split.

No Appraisal Rights

Under Nevada law and the Company’s charter documents, holders of the Company’s Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in this Action as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above.  However, we do not believe that our officers or directors have interests in this Action that are different from or greater than those of any other of our stockholders.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's Current Report on Form 8-K filed on January 31, 2012, as amended, which includes audited financial statements for the period from inception to December 31, 2011 and the quarterly report on Form 10-Q for the quarter ended June 30, 2012, including the financial statements and financial statement schedule information included therein, as filed with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors
_________ __, 2012

/s/ Mark Groussman
Mark Groussman
Chief Executive Officer

Appendix A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.           Name of Corporation: American Strategic Minerals Corp.

2.           The Amended and Restated Articles of Incorporation (the “Articles”) have been amended as follows:

Article I is hereby amended to read as follows:

“The name of the corporation is Marathon Patent Group, Inc.”

3.           The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ____%

4.           Effective date of filing: ____________

5.           Signature: /s/ Mark Groussman, Chief Executive Officer

Appendix B

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.           Name of Corporation: Marathon Patent Group, Inc.

2.           The Amended and Restated Articles of Incorporation (the “Articles”) have been amended as follows:

Article III is hereby amended to replace Section 3.02 as follows:

“3.02 Common Stock.  The total number of authorized shares of Common Stock shall be two hundred million (200,000,000) shares with a par value of $0.0001 per share.

Upon the filing of this Amendment with the Secretary of State of the State of Nevada (the “Effective Time”), each three (3) outstanding shares of Common Stock (the “Old Common Stock”) shall be split and converted into one (2) shares of Common Stock (the “New Common Stock”).  This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of Common Stock that the Company is authorized to issue, which shall remain as set forth in the first sentence of this 3.02 of Article III.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock be rounded up to the nearest whole number of such shares.  All references to “Common Stock” in these Articles shall be to the New Common Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, divided by three (3 and multiplied by two (2) and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

3.           The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ____%

4.           Effective date of filing: ____________

5.           Signature: /s/ Mark Groussman, Chief Executive Officer